LICENSING AGREEMENT


        THIS AGREEMENT made as of the June 18, 1998, (the "Agreement"), between Hargate Development Group with its principal place of business located at 33 Yonge Street S. Toronto, Ontario MSE 1G4 (the "Licensor") and TVER ACQUISITION CORP., a Delaware corporation. with its principal place of business located at 3550 National Avenue, San Diego, California 92113. (the "Licensee").

        The Licensor is the owner of the entire right, title and interest to the "Rattler", a three foot, six inch bicycle chain which serves as a proprietary bicycle lock with audio alarm, similar to a car alarm.

         The Licensee desires to use, and to obtain from the Licensor, the right, license and privilege to market and distribute the "Rattler" in the territory of the United States of America, and the Licensor is willing to grant such license on the terms and conditions set forth below.

         NOW THEREFORE, in consideration of the mutual covenants of the parties and for other good and valuable consideration, receipt of which is hereby acknowledged by the Licensor, the parties hereto agree as follows:

     1. License. Licensor grants to the Licensee the exclusive right and license
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to market and distribute the "Rattler" in the territory of the United States of
America.

     2. Term. The term of this Agreement is five years from the date of the
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signing of this Agreement.


     3. Quality of Goods. The Licensee guarantees that the quality of
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manufacturing of the "Rattler" shall be of the highest quality and that the packaging and collateral material shall also be of the highest standards.

     4. Ownership of Trademarks and Tradenames. At the present time, there is no
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patent pending or trademarks pending, however if the Licensor applies for patent and tradename protection, then all patents and tradenames shall remain the property of the Licensor, and the Licensee has the right to use the patent and tradename in the course of normal business within the marketing and distribution of the "Rattler" in the United States of America.

     5. Use of Trademarks and Tradenames. Once the trademarks are obtained by
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the Licensor, the Licensee may use the trademarks and tradenames in the normal course of business. The Licensee agrees to use its best efforts to comply with the laws pertaining to trademarks.


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     6. Covenants of Licensor and Licensee. So long as this license shall remain
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in full force and effect, the Licensor shall not use or grant others the right to use the trademarks on or in connections with licensed goods in the territory.

     7. Consideration for License. The Licensee shall deliver 15,000 common
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shares of the Licensee's common stock.

     8. Royalties. The Licensee shall pay to the Licensor 15% in gross sales of
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all product sold in the territory. Such royalties are to be reported by the
Licensee to the Licensor on a semi-annual basis and all royalties are due 30 days after the second and fourth quarter.

     9. Default and Termination. The Licensor shall have the right to terminate
        -----------------------
this Agreement by reason of a material breach by the Licensee of its duties and obligations hereunder provided that such material breach shall have not have been remedied or cured within thirty (30) days following receipt by Licensee of written notice thereof from Licensor, or, if Licensee's complaint of a material breach is such that a remedy or cure cannot reasonably be settled within that thirty (30) days.

     10. Assignability. It is mutually understood and agreed that this license
         -------------
shall inure to the benefit of and be binding upon the Licensor, its successors and/or assigns, and on Licensee, its successors and/or assigns. This license and any of the rights or obligations created herein may be assigned, in whole or in part, by Licensee, to any party upon the written consent of Licensor, which shall not be reasonably withheld, and provided that Licensee is current in all payments due the Licensor.

     11. Miscellaneous. Nothing in this license shall be deemed to constitute or
         -------------
create between Licensor or Licensee a partnership, association, joint venture or agency nor shall either party have power or authority to obligate or bind the other in any manner, whatsoever, except as expressly provided for herein and neither such party shall make any representation or warranty on behalf or for the other party.

     No change, modification, amendment, addition to this license or any part thereof shall be valid unless in writing and signed by or on behalf of the party to be charged therewith.

     12. Entire Agreement. This license constitutes the entire agreement between
         ----------------
the parties and supersedes all prior understandings and agreements regarding the subject matter hereof. Each of the parties acknowledges and agrees that the other has not made and is not making and in executing this license, neither party has relied upon any representations, promises or inducements except to the extent that the same are expressly set forth in this license. If any clause, paragraph, section or part of this license shall be held or declared to be void, invalid, or illegal for any reason by any court of competent jurisdiction, such provision shall be ineffective, but shall not in any way, invalidate or affect any other clause, paragraph, section or part of this license.

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        This License shall be governed by and construed in accordance with the laws of the state of Nevada, applicable to agreements made and to be performed therein.

        IN WITLESS WHEREOF, the parties have caused this license to be signed as of the date and year first written above.



LICENSOR:

Hargate Development Group


By: /s/ Gerald Weston
    --------------------------------
    Gerald Weston, Principal


LICENSEE:

TVER ACQUISITION CORP.

By:  /s/ Daniel Najor
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    Daniel Najor, Secretary/Director




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